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                                                                      EXHIBIT 22

                     ACTIVE SUBSIDIARIES OF THE REGISTRANT
                            AS OF FEBRUARY 28, 1997

                            NAME                               STATE OR COUNTRY
                            ----                               ----------------
Brookwood Companies Incorporated and subsidiaries...........       Delaware
HEPGP Ltd...................................................       Colorado
HSC Securities Corporation..................................       Delaware
HWG Realty Investors, Inc. and subsidiary...................       Delaware
Hallwood Commercial Real Estate, Inc........................       Delaware
Hallwood G.P., Inc..........................................       Delaware
Hallwood Hotels, Inc........................................       Delaware
Hallwood-Integra Holding Company and subsidiaries...........       Delaware
Hallwood Investment Company.................................  Grand Cayman Island
Hallwood Realty Corporation.................................       Delaware
Integra Resort Management, Inc..............................       Delaware